Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
? U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG)
BlackRock Managed Volatility - Fixed Income Portfolio
(BR_AA_FI)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering
Commencement:
01-06-2015

Security Type:
BND/CORP


Issuer
FedEx Corporation (2045)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC,
Goldman, Sachs & Co., J.P. Morgan
Securities LLC, BNP Paribas Securities
Corp., Deutsche Bank Securities Inc.,
Mizuho Securities USA Inc., Regions
Securities LLC, Scotia Capital (USA) Inc.,
SunTrust Robinson Humphrey, Inc., Wells
Fargo Securities, LLC, Commerz Markets
LLC, Drexel Hamilton, LLC, Fifth Third
Securities, Inc., FTN Financial Securities
Corp., HSBC Securities (USA) Inc., KBC
Securities USA, Inc., Mitsubishi UFJ
Securities (USA), Inc., PNC Capital
Markets LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank,
U.S. Bancorp Investments, Inc.

Transaction Details
Date of Purchase
01-06-2015


Purchase Price/Share
(per share / % of par)
$99.432
Total Commission,
Spread or Profit
0.875%

1. Aggregate Principal Amount Purchased
(a+b)
$30,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$600,000

b. Other BlackRock Clients
$29,400,000

2. Aggregate Principal Amount of
Offering
$650,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.04615

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dillip Behera
Date:
01-08-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
01-08-2015

Global Syndicate Team Member